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                                                                  EXHIBIT (99.1)



                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $.001 par value of OneWave, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  January 10, 1997


                                        THE GOLDMAN SACHS GROUP, L.P.


                                        By: The Goldman Sachs Corporation,
                                            -------------------------------
                                            its general partner

                                            By: /s/ William J. Buckley
                                               --------------------------
                                            Name: William J. Buckley
                                           Title:  Executive Vice President


                                         GOLDMAN, SACHS & CO.


                                          By: /s/ William J. Buckley
                                              --------------------------
                                          Name: William J. Buckley
                                         Title:  Managing Director


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